UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2004

FREEPORT-McMoRan COPPER & GOLD INC.

Delaware

1-9916

74-2480931

(State or other

(Commission

(IRS Employer

jurisdiction of

File Number)

Identification

incorporation)

Number)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

FM Services Company (FM Services), a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (FCX) entered into a supplemental consulting agreement with J. Bennett Johnston, Jr.  This supplemental agreement renews the consulting agreement previously entered into with Mr. Johnston for an additional one-year period beginning January 1, 2005, and ending December 31, 2005.  All terms and conditions of Mr. Johnston’s original consulting agreement remain unchanged.  Mr. Johnston is a director of FCX.

FM Services also entered into a supplemental consulting agreement with Kissinger Associates, Inc. and Kent Associates Inc., which renews the agreements previously entered into with Kissinger Associates, Inc. and Kent Associates Inc. for an additional one-year period beginning January 1, 2005, and ending December 31, 2005.  All terms and conditions of the original agreements remain unchanged.  J. Stapleton Roy, managing director of Kissinger Associates, Inc., is an advisory director of FCX.

FM Services also entered into a supplemental consulting agreement with Gabrielle K. McDonald, which renews the consulting agreement previously entered into with Judge McDonald for an additional one-year period beginning January 1, 2005, and ending December 31, 2005.  All terms and conditions of Judge McDonald’s original consulting agreement remain unchanged.  Judge McDonald is an advisory director of FCX.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

----------------------------------------

C. Donald Whitmire, Jr.

Vice President and Controller -

Financial Reporting

(authorized signatory and

Principal Accounting Officer)

Date:  December 30, 2004

FREEPORT-McMoRan COPPER & GOLD INC.

Exhibit Index

Exhibit

Number

10.1	Supplemental Consulting Agreement between FM Services Company and J. Bennett Johnston, Jr. effective as of January 1, 2005.

10.2	Supplemental Consulting Agreement between FM Services Company, Kissinger Associates, Inc. and Kent Associates Inc. effective as of January 1, 2005.

10.3	Supplemental Consulting Agreement between FM Services Company and Gabrielle K. McDonald effective as of January 1, 2005.